SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): OCTOBER 21, 1997

                         INTERNATIONAL DAIRY QUEEN, INC.

             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

         0-6116                                            41-0852869
(Commission File Number)                       (IRS Employer Identification No.)

  7505 METRO BOULEVARD, MINNEAPOLIS, MN                      55439
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:      (612) 830-0300
                                                         --------------



                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 5.           OTHER EVENTS.

         On October 21, 1997, Berkshire Hathaway, Inc. ("Berkshire") and International Dairy Queen, Inc. ("IDQ") executed a definitive Merger Agreement pursuant to which IDQ will be acquired by Berkshire through a merger of IDQ into a wholly-owned subsidiary of Berkshire. The Merger Agreement provides that the holders of shares of Class A and Class B Common Stock of IDQ can elect to receive for each of their shares either $27.00 in cash or $26.00 in Class A or Class B Common Stock of Berkshire, for a total value of approximately $585,000,000, subject to a limitation that the amount of cash to be issued in the merger will not exceed 55% of the total value of the consideration to be received in the merger. The number of shares of Berkshire to be received under the stock election will be determined based on the market price for Berkshire shares during the five-day trading period ending the day prior to the IDQ shareholders' meeting to approve the merger. Consummation of the merger is subject to the approval of the outstanding shares of Class B Common Stock of IDQ and certain other customary conditions.

         It is anticipated that the merger will qualify under the Internal Revenue Code as a tax-free reorganization. The Board of Directors of IDQ unanimously approved the Merger Agreement and recommends it to the shareholders for approval.

         On October 21, 1997, shareholders of IDQ who own approximately 30% of the shares of Class B Common Stock entitled to vote on the merger signed a Shareholders' Agreement, pursuant to which they have, among other things, agreed to vote their shares in favor of the Merger Agreement, the merger and other transactions contemplated by the Merger Agreement and against any alternative transaction proposal which may be presented to the shareholders for their approval.

         The foregoing description of the Berkshire acquisition of IDQ does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 1 and is incorporated by reference herein.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Not applicable.
         (b)      Not applicable.
         (c)      Exhibits:
                           1. Agreement and Plan of Merger dated as of October
                  21, 1997, among Berkshire Hathaway, Inc., QDI, Inc. and International Dairy Queen, Inc.
                           2. Shareholders' Agreement dated October 21, 1997, by
                  and between Berkshire Hathaway, Inc., John W. Mooty, Jane N. Mooty, Luther Family Limited Partnership, David N. Mooty, Bruce W. Mooty and Charles W. Mooty.

                           3. Press Release dated October 21, 1997 of Berkshire
                  Hathaway, Inc. and International Dairy Queen, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

Dated:  October 27, 1997          INTERNATIONAL DAIRY QUEEN, INC.



                                  By /s/ Charles W. Mooty
                                         Charles W. Mooty
                                     Chief Financial Officer and Executive
                                         Vice President-Treasurer